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                                                                       EXHIBIT 1

                            JOINT FILING AGREEMENT
                            ----------------------



          The undersigned hereby agree to jointly file a statement on Schedule 13D, together with any amendments thereto (collectively, the "Schedule 13Ds"), with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.



Date:  October 26, 1998                     /s/ Dallas P. Price
                                            ------------------------------
                                            DALLAS P. PRICE



                                            DALLAS P. PRICE TRUST


Date:  October 26, 1998
                                            By: /s/ Dallas P. Price
                                                --------------------------
                                                Dallas P. Price
                                                Trustee